                                                                     Exhibit 4.4

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   FORM OF
                          VITALSIGNS SOFTWARE, INC.
                    CONSULTANT AND INDEPENDENT CONTRACTOR
                    NON-QUALIFIED STOCK OPTION AGREEMENT
                    ------------------------------------


     THIS CONSULTANT AND INDEPENDENT CONTRACTOR NON-QUALIFIED STOCK OPTION AGREEMENT ("AGREEMENT"), by and between VitalSigns Software, Inc., a Delaware
            ---------
corporation (the "COMPANY"), and _____________ (the "CONSULTANT"), is made as of
                  -------                            ----------
the ____th day of 199__ (such date being sometimes referred to herein as the date of "GRANT").
         -----

                                 R E C I T A L S

     A. The Company, from time to time, grants stock options to consultants and other independent contractors of the Company which are intended to be non-qualified stock options in that they do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"), to purchase shares of the authorized but
              ---------------------
unissued Common Stock or treasury shares of the Company ("COMMON STOCK").
                                                          ------------

     B. The Board of Directors (or a duly authorized Committee thereof) of the Company (in either case, referred to herein as the "BOARD") has authorized the
                                                    -----
granting of a non-qualified stock option to Consultant, thereby allowing Consultant to acquire or increase his or her ownership interest in the Company.

                               A G R E E M E N T

     NOW, THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1.   GRANT OF STOCK OPTION.  The Company hereby grants to Consultant a non-
          ---------------------
transferable and non-assignable option to purchase an aggregate of up to ________ (____) shares of the Company's Common Stock, par value $.001, at the exercise price of _________ (____) per share, upon the terms and conditions set forth herein (such purchase right being sometimes referred to herein as "THE OPTION" or "THIS OPTION").

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 2



     2.   TERM AND TYPE OF OPTION. Unless earlier terminated in accordance with
          -----------------------
Section 7 or 8.2 hereof, the Option and all rights of the Consultant to purchase Common Stock hereunder shall expire with respect to all of the shares then subject hereto at 5:00 p.m. Pacific time on November 15, 2006. This Option is a non-qualified stock option in that it is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. Accordingly, the Consultant understands that under current federal tax law, he or she will recognize ordinary income for federal income tax purposes upon exercise of this Option in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock so purchased (determined (i) as of the date of such exercise to the extent (a) the shares are then "VESTED SHARES"
                                                                 -------------
as defined in Section 4.2.1 below or (b) the Employee has made a timely election under Section 83(b) of the Internal Revenue Code, or (ii) as of each date following such exercise as and when shares first become Vested Shares) over the exercise price paid for such shares. Consultant further understands that Consultant must satisfy all applicable federal, state, local and foreign income and employment tax withholding requirements at the date of exercise.

     3.   OPTION IMMEDIATELY EXERCISABLE; OVERRIDING LIMITATION ON TIME FOR
          -----------------------------------------------------------------
EXERCISE. Subject to the remaining provisions of this Agreement, the Option
--------
shall be exercisable in full or in part at any time after the date hereof and prior to the expiration date stated in Section 2 (or any earlier termination of this Option as provided in this Agreement). Except as provided in Section 7, the Consultant must be and remain in a consulting relationship with the Company (as defined in Section 4.2.3) during the entire period commencing with the date of grant of this Option and ending on the date of any exercise hereunder. Notwithstanding any other provisions of this Agreement, the Option may not be exercised after the expiration of ten (10) years from the date of grant.

     4.   RESTRICTIONS ON "NON-VESTED SHARES".
          -----------------------------------

          4.1  OBLIGATION TO RESELL NON-VESTED SHARES.
               --------------------------------------

               4.1.1  REPURCHASE RIGHT ACCRUES UPON CONSULTANT'S TERMINATION OF
                      ---------------------------------------------------------
SERVICES.  On the termination of the Consultant's "consulting relationship with
--------
the Company" (as defined in Section 4.2.3 below), whether by reason of Consultant's voluntary resignation or involuntary termination (with or without cause), or under any other circumstances, the Company (and its assignees as provided in Section 4.2.5 below) shall have the option to repurchase from the Consultant, and the Consultant shall be obligated to sell to the Company (and to its assignees pursuant to Section 4.2.5 below) all or any portion of the shares of the Common Stock which at the date of the termination of the Consultant's consulting relationship with the Company are "Non-Vested Shares" (as defined in Section 4.2.1 below) at the price stated in Section 4.2.4 below.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 3


               4.1.2  REPURCHASE PROCEDURE.  The Company shall within thirty
                      --------------------
(30) days after the later of (1) the termination or expiration of exercisability of this Option or (2) the date of any termination of the Consultant's consulting relationship with the Company, give written notice to the Consultant or to the Consultant's representative, as the case may be, specifying the number of Non-Vested Shares which the Company (or its assignees) is electing to purchase hereunder, and the place and time (which in no event shall be later than thirty (30) days from the date of such notice) of the closing of such repurchase, and the Consultant shall deliver any certificates in the Consultant's possession representing Non-Vested Shares to the Company prior to such time.

          4.2  VESTING SCHEDULE.
               ----------------

               4.2.1  DEFINITION OF "NON-VESTED SHARES".  The percentage of the
                      ---------------------------------
shares covered by this Agreement which shall be "NON-VESTED SHARES" shall be
                                                 -----------------
determined solely on the basis of the length of time from the date of this Agreement that the Consultant remains in a consulting relationship with the Company. Until _________,_____ all of the shares covered by this Agreement shall be Non-Vested Shares. Effective upon the aforementioned date, fifty percent (50%) of the shares covered by this Agreement (rounded up or down to the nearest whole number of shares) shall cease to be Non-Vested Shares.
Thereafter, the number of shares constituting Non-Vested Shares at any given time shall be further reduced in equal daily installments (each installment to be rounded up or down to the nearest whole number of shares) over the one year period ending on ________, ____ and all shares shall be Vested Shares on and after such date. For purposes of this Agreement, any reference to "VESTED
                                                                    ------
SHARES" shall mean those shares subject to this Agreement which are no longer
------
"Non-Vested Shares". Notwithstanding the foregoing, all of the Consultant's shares subject to this Agreement shall become Vested Shares and none of the shares covered hereby shall remain Non-Vested Shares at such time after the Consultant's consulting relationship with the Company has ceased and the repurchase rights of the Company under this Section 4 have expired.

               4.2.2  AGREEMENT BINDS ALL SECURITIES THAT MAY BE ISSUED.  If
                      -------------------------------------------------
after the date of issuance of the Common Stock to the Consultant upon exercise of the Option granted pursuant to the terms hereof, the Company shall issue any additional shares of its Common Stock upon such Common Stock, by way of dividend or stock split or other distribution, or if any shares of capital stock or other securities of the Company or of any other corporation are issued in exchange for, or with respect to, the Common Stock issued hereunder pursuant to any recapitalization, merger, sale of assets, liquidation or other reorganization (collectively, "REORGANIZATION"), regardless of whether the
                               --------------
Company shall survive such Reorganization, all of such shares of Common Stock, capital stock and other securities shall be considered to be additional shares acquired by the Consultant under this

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 4

Agreement and shall be ratably subject to all provisions of this Agreement (including, without limitation, this Section 4) as if they had been issued to the Consultant hereunder.

               4.2.3  CONSULTING RELATIONSHIP.  For purposes of this Agreement,
                      -----------------------
the Consultant shall be considered to be in a "consulting relationship with the Company" during the period in which the Consultant is continuously engaged by any one or more of the following entities: the Company, any corporation owning directly or indirectly at least 50% of the outstanding voting securities of the Company (a "PARENT CORPORATION"), any corporation with at least 50% of its
            ------------------
outstanding voting securities being owned, directly or indirectly, by the Company or any parent corporation of the Company (a "SUBSIDIARY CORPORATION"),
                                                     ----------------------
or any successor in interest of any of the foregoing pursuant to any Reorganization.

               4.2.4  REPURCHASE PRICE.  The repurchase price under this
                      ----------------
Section 4 shall be equal to twelve cents ($0.12) for each Non-Vested Share being repurchased by the Company (or its assignees), reasonably and ratably adjusted for any stock split, stock dividend or Reorganization. Payment for all shares of Non-Vested Shares repurchased under this Section 4 shall be made by cancellation of the Consultant's indebtedness to the Company (if any) or by cash or Company check.

               4.2.5  ASSIGNABILITY OF COMPANY'S RIGHTS.  The Company may at any
                      ---------------------------------
time transfer and assign its rights and delegate its obligations under this
Section 4 to any other person, corporation, firm or entity, including its officers, directors or stockholders; provided, however, that any assignment of repurchase rights shall be subject to the requirement that the assignee make payment to the Company (unless the assignee is a wholly-owned subsidiary of the Company or the Company is wholly-owned by the assignee) of cash in an amount equal to the then fair-market value of such shares, less the repurchase price specified above (to the extent that the then fair-market value is in excess of such repurchase price).

               4.2.6  PROHIBITION ON TRANSFERS OF NON-VESTED SHARES.  In
                      ---------------------------------------------
addition to the restrictions on transfer set forth elsewhere in this Agreement and in the Notice of Exercise and Investment Representation Statement attached hereto as Exhibit A, the Consultant agrees that neither Consultant nor
          ---------
Consultant's heirs, successors and assigns will have any right or power under any circumstances to sell, transfer (with or without consideration), pledge, assign, hypothecate or dispose of (collectively, "DISPOSITION") any Non-Vested
                                                  -----------
Shares or any interest therein, except to the Company (or its assigns as designated in writing to Consultant). Any attempted Disposition in breach of this Section 4.2.6 shall be null and void and of no force or effect whatsoever.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 5


               4.2.7  RETENTION BY COMPANY OF CERTIFICATES EVIDENCING NON-VESTED
                      ----------------------------------------------------------
SHARES.  Each stock certificate evidencing, in whole or in part, Non-Vested
------
Shares issued to Consultant hereunder shall be immediately redelivered by Consultant to the Company, together with collateral instruments of transfer executed in blank and escrow instructions in form provided by the Company, to be held by the Company until such time as: (1) such shares are no longer Non-Vested Shares hereunder; and (2) any indebtedness of Consultant to the Company with respect to the purchase of the shares under any promissory note issued by Consultant (if applicable) has been paid in full. After any and all such indebtedness has been paid in full and the shares have become Vested Shares hereunder, the Company shall, from time to time within sixty (60) days from the date of receipt of Consultant's written request therefor, deliver or cause to be delivered to Consultant stock certificates evidencing these shares covered by this Agreement which are at that time Vested Shares hereunder. In lieu of formal documentation, as contemplated by the foregoing, the stock certificate may be retained by or on behalf of the Company, subject to a simple letter and executed stock power referencing this Stock Option Agreement and including a statement that the stock certificate will be delivered to the Consultant when or as the shares become Vested Shares.

     5.   RIGHT OF FIRST REFUSAL APPLICABLE TO VESTED SHARES.  The Consultant
          --------------------------------------------------
and successors in interest to Consultant shall not sell, assign, pledge or in any manner transfer any of the Vested Shares of the Common Stock purchased hereunder (Non-Vested Shares being subject to the absolute prohibition on transfers under Section 4.2.6 above), or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except for a transfer which meets the requirements hereinafter set forth.

          5.1  NOTICE OF PROPOSED SALE.  If the Consultant desires to sell or
               -----------------------
otherwise transfer any of his or her Vested Shares of Common Stock, the Consultant shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of Vested Shares to be transferred, the proposed consideration and all other material terms and conditions of the proposed transfer.

          5.2  OPTION OF COMPANY TO REPURCHASE.  For thirty (30) days
               -------------------------------
following receipt of such notice, the Company (and its assignees as provided in Section 5.3 below) shall have the option to elect to purchase all of the shares specified in the notice at the price and upon the terms set forth in such notice; provided that if the terms of payment set forth in the Consultant's notice were other than cash against delivery, the Company (or its assignees) shall pay in cash or by check for said shares equal to the fair market value thereof as determined in good faith by the Board, except that to the extent such consideration is composed, in whole or in part, of promissory notes, the Company

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 6


(and its assignees) shall have the option of similarly issuing promissory notes of like form, tenor and effect.

Notwithstanding the foregoing, in the event that the Consultant disagrees with the determination of fair market value made by the Board, the Consultant shall have the right to have such fair market value determined by arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be held in the county in which the Company has its executive offices. The cost of the arbitration shall be borne in equal shares by the Company and the Consultant. In the event the Company (or its assignees) elects to purchase all of such shares, it shall give written notice to the Consultant of its election and settlement for such purchase of shares shall be made as provided below in Section 5.4.

          5.3  ASSIGNABILITY OF COMPANY'S RIGHTS HEREUNDER.  Subject to the
               -------------------------------------------
provisions of this Agreement, the Company may at any time transfer and assign its rights and delegate its obligations under this Section 5 to any other person, corporation, firm or entity, including its officers, directors or stockholders, with or without consideration.

          5.4  CLOSING OF COMPANY REPURCHASE.  In the event the Company (or its
               -----------------------------
assignees) elects to acquire all Vested Shares of the Consultant as specified in the Consultant's notice, the Secretary of the Company shall so notify the Consultant within thirty (30) days after receipt of the Consultant's notice, and settlement thereof shall be made by cash or as otherwise set forth above within thirty (30) days after the date the Secretary of the Company gives the Consultant notice of the Company's election.

          5.5  TRANSFERRED SHARES REMAIN SUBJECT TO RESTRICTIONS.  In the event
               -------------------------------------------------
the Company (or its assignees) do not elect to acquire all of the Vested Shares specified in the Consultant's notice, the Consultant may, within the thirty (30) day period following the expiration of the thirty (30) day period for electing to exercise the purchase rights granted to the Company (and its assignees) in
Section 5.2, transfer the number of Vested Shares in the manner specified in his or her notice. In that event, the transferee, assignee or other recipient shall, as a condition of the transfer of ownership, receive and hold such shares subject to the provisions of this Section 5 (and also subject to other applicable provisions hereof) and shall execute such documentation as may be requested by the Company, including, but not limited to, an investment representation letter containing provisions similar to those set forth in the Notice of Exercise and Investment Representation Statement attached as Exhibit A
                                                                       ---------
hereto.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 7


          5.6  EXCEPTIONS TO FIRST REFUSAL RIGHTS.  Anything to the contrary
               ----------------------------------
contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section 5 (provided that the transferee shall first agree in writing, satisfactory to the Company, to be bound by the terms and provisions of Sections 5, 6, 11 and 13-19 hereof):

               5.6.1  TRANSFER TO FAMILY MEMBER.  The Consultant's transfer of
                      -------------------------
any or all Vested Shares held subject to this Agreement (either during the Consultant's lifetime or on death by will or the laws of intestate succession) to such Consultant's immediate family or to any custodian or trustee for the account of the Consultant or his or her immediate family. "IMMEDIATE FAMILY" as
                                                            ----------------
used herein shall mean spouse, lineal descendants, father, mother, or brother or sister of the Consultant.

               5.6.2  AS SECURITY FOR CERTAIN LOANS.  The Consultant's bona fide
                      -----------------------------
pledge or mortgage of any Vested Shares with a commercial lending institution.

     5.7  WAIVERS BY THE COMPANY.  The provisions of this Section 5 may be
          ----------------------
waived by the Company with respect to any transfer proposed by the Consultant by duly authorized action of the Board.

     5.8  UNAUTHORIZED TRANSFERS VOID.  Any sale or transfer, or purported sale
          ---------------------------
or transfer, of the Vested Shares of Common Stock subject to this Agreement shall be null and void unless the terms, conditions and provisions of this
Section 5 are strictly complied with.

     5.9  TERMINATION OF FIRST REFUSAL RIGHT.  The foregoing right of first
          ----------------------------------
refusal shall terminate upon the earlier of:

          5.9.1  PUBLIC OFFERING.  The date shares of voting Common Stock of the
                 ---------------
Company are first offered and sold in an underwritten offering to the public generally pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission (the "SEC")
                                                                         ---
under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (or the
                                                   --------------
corresponding provisions of any future United States securities laws other than on Form S-8 or other forms relating to employee benefit plans);

          5.9.2  ACQUISITION OF THE COMPANY.   Immediately prior to a Change of
                 --------------------------
Control of the Company (as defined in Section 8.2 below); or

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 8


          5.9.3     OTHER TERMINATION.  Immediately prior to the bankruptcy or
                    -----------------
dissolution of the Company.

     6.   AGREEMENT TO LOCK-UP IN THE EVENT OF PUBLIC OFFERING.  In the event of
          ----------------------------------------------------
a public offering of the Company's Common Stock pursuant to a registration statement declared effective with the SEC, if requested by the Company or by its underwriters, the Consultant agrees not to sell, sell short, grant any option to buy or otherwise dispose of the shares of Common Stock purchased pursuant to this Agreement (except for any such shares which may be included in the registration) for a period of up to one hundred eighty (180) days following the effective date of such registration statement. The Company may impose stop-transfer instructions with respect to the shares of the Common Stock subject to the foregoing restriction until the end of said period. The Consultant shall be subject to this Section 6 provided and only if the executive officers and directors of the Company are also subject to similar arrangements.

     7.   RIGHTS IN OPTION ON TERMINATION OF CONSULTING SERVICES.  Upon the
          ------------------------------------------------------
termination of the Consultant's consulting relationship with the Company (and with any parent or subsidiary corporation of the Company), the Consultant's right to exercise this Option shall be limited in the manner set forth in this
Section 7 (and this Option shall terminate in the event not so exercised).

          7.1  DEATH.  If the Consultant's consulting relationship with the
               -----
Company is terminated by death, the Consultant's estate may, for a period of twelve (12) months following the date of the Consultant's death, exercise the Option to the extent that shares under the Option are Vested Shares on the date of such termination. The Consultant's estate shall mean the Consultant's legal representative upon death or any person who acquires the right to exercise the Option by reason of such death in accordance with Section 9.2.

          7.2  DISABILITY.  If the Consultant's consulting relationship with the
               ----------
Company is terminated because of a disability, the Consultant may, within twelve
(12) months following the date of such termination, exercise the Option to the extent that shares under the Option are Vested Shares on the date of such termination unless the Consultant dies prior to the expiration of such period, in which event the Consultant shall be treated as though his or her death occurred on the date of termination due to such disability and the provisions of
Section 7.1 shall apply.

          7.3  OTHER TERMINATION.  If the Consultant's consulting relationship
               -----------------
is terminated for any reason other than provided in Sections 7.1 and 7.2 above, the Consultant or the Consultant's estate may, within three (3) months after the date of Consultant's termination exercise the Option to the extent that shares under the Option are Vested Shares on the date of such termination.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 9


          7.4  TRANSFER OF ENGAGEMENT TO RELATED CORPORATION.  In the event the
               ---------------------------------------------
Consultant severs his or her consulting relationship with the Company to become a consultant or independent contractor to any parent or subsidiary corporation of the Company or if the Consultant terminates his or her consulting relationship with any such parent or subsidiary corporation to become a consultant or independent contractor to the Company or of another parent or subsidiary corporation, the Consultant shall be deemed to continue his or her consulting relationship with the Company for all purposes of this Agreement.

     8.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.
          ----------------------------------------------------

          8.1  STOCK SPLITS AND SIMILAR EVENTS.  Subject to any required action
               -------------------------------
by the Board and stockholders, the number of shares of Common Stock covered by the Option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or combination of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." In the event that the shares of Common Stock covered by this Option are reclassified by the Company, other than pursuant to a transaction described in Section 8.2, then this Option shall apply to the appropriate number of shares of newly classified Common Stock designated by the Board.

          8.2  MERGERS AND ACQUISITIONS.  If the Company shall be a constituent
               ------------------------
corporation in any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning, directly or indirectly, at least a majority of the beneficial interest in the outstanding voting securities of the surviving corporation or its parent corporation (determined immediately after such merger or consolidation), the Option shall pertain and apply to the securities or other property to which a holder of the number of shares subject to the unexercised portion of this Option would have been entitled. Any of (i) a dissolution or liquidation of the Company, (ii) a sale of substantially all its business and assets or (iii) a merger or consolidation (in which the Company is a constituent corporation) or a sale of securities which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger, consolidation or sale) owning, directly or indirectly, less than a majority of the beneficial interest in the outstanding voting securities of the surviving corporation or its parent corporation (determined immediately after such merger or consolidation or other transaction) (collectively, "CHANGE OF CONTROL") will cause one hundred percent (100%) of the
                -----------------
Option not then vested under the terms of the Vesting Schedule set forth in
Section 4.2.1 to be

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 10


immediately vested as of the earlier of (i) the date thirty (30) days prior to the Change of Control and (ii) the date of any involuntary termination of Consultant's consulting relationship with the Company directly or indirectly relating to such Change of Control. NOTWITHSTANDING THE FOREGOING, THE DEFINITION OF CHANGE OF CONTROL SHALL NOT INCLUDE A SALE OF STOCK OFFERED AND SOLD IN AN INITIAL PUBLIC OFFERING PURSUANT TO A REGISTRATION STATEMENT FILED WITH AND DECLARED EFFECTIVE BY THE SEC UNDER THE SECURITIES ACT. The vesting that occurs solely by reason of clause (i) above shall be conditioned upon the consummation of the Change of Control. Any Options which are neither assumed nor exchanged for new options by the surviving corporation or its parent corporation in connection with the Change of Control and Options that are Vested but unexercised prior to or in connection with the consummation of the Change of Control shall terminate and cease to be outstanding as of the effective date of the Change of Control.

          8.3  BOARD'S DETERMINATION FINAL AND BINDING UPON CONSULTANT.  To the
               -------------------------------------------------------
extent that the foregoing adjustments in this Section 8 relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Company agrees to give notice of any such adjustment to the Consultant; provided, however, that any such adjustment shall be effective and binding for all purposes hereof whether or not such notice is given or received.

          8.4  NO RIGHTS EXCEPT AS EXPRESSLY STATED.  Except as hereinabove
               ------------------------------------
expressly provided in this Section 8, no additional rights shall accrue to the Consultant by reason of any subdivision or combination of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or of stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Option. Neither the Consultant nor any person claiming under or through the Consultant shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of this Option, unless and until this Option is properly and lawfully exercised and a certificate representing the shares so purchased is duly issued and delivered to the Consultant or to his or her estate.

          8.5  NO LIMITATIONS ON COMPANY'S DISCRETION.  The grant of the Option
               --------------------------------------
hereby shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 11


     9.   MANNER OF EXERCISE.
          ------------------

          9.1  GENERAL INSTRUCTIONS FOR EXERCISE.  The Option shall be exercised
               ---------------------------------
by the Consultant by completing, executing and delivering to the Company the Notice of Exercise and Investment Representation Statement ("NOTICE OF
                                                             ---------
EXERCISE"), in substantially the form attached hereto as Exhibit A, which Notice
                                                         ---------
of Exercise shall specify the number of shares of Common Stock which the Consultant elects to purchase. The Company's obligation to deliver shares upon the exercise of this Option shall be subject to the Consultant's satisfaction of all applicable federal, state, local and foreign income and employment tax withholding requirements, if any. Upon receipt of such Notice of Exercise and of payment of the purchase price (and payment of applicable taxes as provided above), the Company shall, as soon as reasonably possible and subject to all other provisions hereof, deliver certificates for the shares of Common Stock so purchased, registered in the Consultant's name or in the name of his or her legal representative (if applicable). Payment of the purchase price upon any exercise of the Option shall be made by check acceptable to the Company or in cash; provided, however, that the Board may, in its sole and absolute discretion, accept any other legal consideration to the extent permitted under applicable laws.

          9.2  EXERCISE PROCEDURE AFTER DEATH.  To the extent exercisable after
               ------------------------------
Consultant's death, this Option shall be exercised only by Consultant's executor(s) or administrator(s) or the person or persons duly authorized or to whom this Option is transferred under Consultant's will or, if Consultant shall fail to make testamentary disposition of this Option, under the applicable laws of descent and distribution. Any such transferee exercising this Option must furnish the Company with (i) written Notice of Exercise and relevant information as to his or her status, (ii) evidence satisfactory to the Company to establish the validity of the transfer of this Option and compliance with any laws or regulations pertaining to said transfer, and (iii) written acceptance of the terms and conditions of this Option as contained in this Agreement.

     10.  NON-TRANSFERABLE.  The Option shall, during the lifetime of the
          ----------------
Consultant, be exercisable only by the Consultant and shall not be transferable or assignable by the Consultant in whole or in part other than by will or the laws of descent and distribution. If the Consultant shall make any purported transfer or assignment of the Option, such assignment shall be null and void and of no force or effect whatsoever.

     11.  COMPLIANCE WITH SECURITIES AND OTHER LAWS.  The Option may not be
          -----------------------------------------
exercised and the Company shall not be obligated to deliver any certificates evidencing shares of Common Stock hereunder if the issuance of shares upon exercise would constitute a violation of any applicable requirements of: (i) the Securities Act, (ii) the Securities Exchange Act of 1934, as

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 12


amended (iii) applicable state securities laws, (iv) any applicable listing requirement of any stock exchange on which the Company's Common Stock is then listed, and (v) any other law or regulation applicable to the issuance of such shares. Nothing herein shall be construed to require the Company to register or qualify any securities under applicable federal and state securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of this Option. Shares of Common Stock issued upon exercise of this Option shall include the following legends and such other legends as in the opinion of the Company's counsel may be required by applicable federal, state and foreign securities laws:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS CONTAINED IN A STOCK OPTION AGREEMENT, DATED ___________, ____, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. SUCH TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

     12.  NO RIGHT TO CONTINUED ENGAGEMENT.  Nothing contained in this Agreement
          --------------------------------
shall: (i) confer upon the Consultant any right with respect to the continuance of his or her consulting relationship with the Company, or by any parent or subsidiary corporation of the Company, or (ii) limit in any way the right of the Company, or of any parent or subsidiary corporation, to terminate the Consultant's consulting relationship with the Company at any time. Except to the extent the Company and Consultant shall have otherwise agreed in writing, Consultant's consulting relationship with the Company shall be terminable by the Company (or by a parent or subsidiary, if applicable) at will. The Board in its sole discretion shall determine whether any leave of absence or interruption in service (including an interruption during military service) shall be deemed a

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 12


termination of Consultant's consulting relationship with the Company for the purposes of this Agreement.

     13.  NOTICES.  All notices and other communications of any kind which
          -------
either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the other party at the addresses indicated on the signature page hereof. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

     14.  FURTHER ASSURANCES.  The Consultant shall, upon request of the
          ------------------
Company, take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement and, when required by any provision of this Agreement to transfer all or any portion of the Common Stock purchased hereunder to the Company (or its assignees), the Consultant shall deliver such Common Stock endorsed in blank or accompanied by Stock Assignments Separate from Certificate endorsed in blank, so that title thereto will pass by delivery alone. Any sale or transfer by the Consultant of the Common Stock to the Company (or its assignees) shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.

     15.  SUCCESSORS.  Except to the extent the same is specifically limited by
          ----------
the terms and provisions of this Agreement, this Agreement is binding upon the Consultant and the Consultant's successors, heirs and personal representatives, and upon the Company, its successors and assigns.

     16.  TERMINATION OR AMENDMENT.  The Board may terminate or amend the Option
          ------------------------
at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Consultant.

     17.  ENTIRE AGREEMENT.  This Agreement constitutes the entire understanding
          ----------------
and agreement of the Consultant and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties between the Consultant and the Company other than those set forth or provided herein. To the extent

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 14


contemplated herein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

     18.  OTHER MISCELLANEOUS TERMS.  Titles and captions contained in this
          -------------------------
Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of its choice of law principles.

     19.  INDEPENDENT TAX ADVICE.  The Consultant agrees that he or she has or
          ----------------------
will obtain the advice of independent tax counsel (or has determined not to obtain such advice, having had adequate opportunity to do so) regarding the federal and state income tax consequences of the receipt and exercise of the Option and of the disposition of Common Stock acquired upon exercise hereof.
The Consultant acknowledges that he or she has not relied and will not rely upon any advice or representation by the Company or by its employees or representatives with respect to the tax treatment of the Option.

     20.  INDEPENDENT CONTRACTOR; INDEMNITY BY CONSULTANT.  Consultant agrees
          -----------------------------------------------
that in performing services to the Company, Consultant is acting as an independent contractor. As such, Consultant waives any claim of rights to payment by the Company of Social Security Taxes, Income Tax Withholding, Worker's Compensation, Unemployment Compensation, or like benefits normally afforded employees of the company and agrees it alone shall be responsible for paying said obligations. Consultant further agrees to indemnify and hold the Company harmless for any claims by third parties on these obligations.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
VitalSigns Software, Inc.
Page 15


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


COMPANY:                                CONSULTANT:


VITALSIGNS SOFTWARE, INC.               ___________________________________
a Delaware corporation                  (Signature)


By:_____________________________        Name Printed:______________________
       Chief Executive Officer

Address:  VitalSigns Software, Inc.     Address:___________________________
          2933 Bunker Hill Lane, #202           ___________________________
          Santa Clara, CA 95054                 ___________________________

                              SCHEDULE OF EXHIBITS
                              --------------------


EXHIBIT A:  Form of Notice of Exercise and Investment Representation Statement
---------   for VitalSigns Software, Inc. Consultant and Independent Contractor
            Non-Qualified Stock Option Agreement.

                                  EXHIBIT A
                         FORM OF NOTICE OF EXERCISE
                   AND INVESTMENT REPRESENTATION STATEMENT
                        FOR VITALSIGNS SOFTWARE, INC.
                    CONSULTANT AND INDEPENDENT CONTRACTOR
                    NON-QUALIFIED STOCK OPTION AGREEMENT
                    ------------------------------------


VitalSigns Software, Inc.
2933 Bunker Hill Lane, Suite 202
Santa Clara, California 95054
Attention: Corporate Secretary

Re:  Notice of Exercise of Stock Option
     ----------------------------------

Ladies and Gentlemen:

     I hereby exercise, as of _______________, _____, my stock option (granted ____________, ______) to purchase ___________ shares (the "OPTION SHARES") of
                                                           -------------
the Common Stock of VitalSigns Software, Inc., a Delaware corporation (the

"COMPANY").  Payment of the option price of $__________ is attached to this
--------
notice.

     As a condition to this notice of exercise, I hereby make the following representations and agreements:

     INVESTMENT REPRESENTATION STATEMENT.
     -----------------------------------

     1. I am purchasing the Option Shares for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof. I am aware of the Company's business affairs and financial condition and have had access to such information about the Company as I have deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Option Shares. Without limiting the generality of the foregoing, I have been provided the financial statements described in Section 220 or any other applicable provision of the Delaware General Corporation Law.

     2. I understand that the Option Shares have not been registered under the Securities Act of 1933, as amended, (the "ACT"), or qualified under the California Corporate Securities Law of 1968, as amended, or other state securities laws (collectively, the "LAW"), by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "COMMISSION"), the statutory basis for one such exemption may not exist if my representation means that my present intention is to hold the Option Shares for a minimum capital gains period under the tax laws, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
Exhibit A
Page 2


     3. I acknowledge and agree that the Option Shares are restricted securities which must be held indefinitely unless they are subsequently registered under the Act and the Law or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Option Shares.

     4. I am aware of the adoption of Rule 144 by the Commission, which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer, the passage of not less than two (2) years after the holder has purchased and paid for the securities to be sold, effectuation of the sale on the public market through a broker in an unsolicited "brokers' transaction" or to a "market maker," and compliance with specified limitations on the amount of securities to be sold (generally, one percent (1%) of the total amount of common stock outstanding) during any three (3)-month period, except that such conditions need not be met by a person who is not an affiliate of the Company at the time of sale and has not been an affiliate for the preceding three (3) months if the securities to be sold have been beneficially owned by such person for at least three (3) years prior to their sale.

     5. I understand that the Company currently does not, and at the time I wish to sell the Option Shares may not, satisfy the current public information requirement of Rule 144 and, consequently, I may be precluded from selling the Option Shares under Rule 144 even if the two (2)-year minimum holding period has been satisfied.

     6. I further understand that if all of the requirements of Rule 144 are not met, compliance with Regulation A or some other exemption from registration will be required; and that, although Rule 144 is not exclusive, the Staff of the Commission has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in such transactions do so at their own risk.

     7. I further understand that the certificate(s) representing the Option Shares, whether upon initial issuance or any transfer thereof, shall bear on their face legends, prominently stamped or printed thereon in capital letters, reading as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS CONTAINED IN A STOCK OPTION AGREEMENT, DATED _______________, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

Consultant and Independent Contractor
   Non-Qualified Stock Option Agreement
Exhibit A
Page 3


     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. ANY SUCH TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

     8. I further understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Option Shares. I represent that I have consulted with any tax consultant(s) I deem advisable in connection with the purchase or disposition of the Option Shares and that I am not relying on the Company for any tax advice.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Exercise as of the date set forth below.


                                    Signed:_______________________________

                                     Dated:_______________________________